SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                      __________________________

                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 27, 2005

                     Berry Petroleum Company
      (Exact name of registrant as specified in its charter)

Delaware                     1-9735               77-0079387
(State or other           (Commission            IRS Employer
jurisdiction of           File Number)        Identification No.
incorporation)


       5201 Truxtun Avenue, Suite 300 Bakersfield, CA  93309
              (Address of principal executive offices)

Registrant's telephone number, including area code (661) 616-3900


                            N/A
(Former name or former address, if changed since last report)


















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Item 1.01.  Entry into a Material Definitive Agreement.


     On January 27, 2005, Berry Petroleum Company (NYSE:BRY) closed the previously announced acquisition of Yuma County, Colorado, Niobrara natural gas assets from J-W Operating Company. The acquisition consists of a 52% working interest ownership (43% net revenue interest) in approximately 130,000 gross acres and over 650 producing gas wells concentrated in 20 productive fields in northeastern Colorado, as well as 100% ownership in certain gas compression and transportation assets. Current net production is approximately 8.8 million cubic feet of natural gas per day and the Company estimates net proved reserves to be approximately 87 billion cubic feet. The adjusted purchase price of $105 million will be financed by bank borrowings under the Company's existing credit facility. The news release dated January 28, 2005 is attached hereto as Exhibit 99.



Item 7.01.  Regulation FD

     (c)  Exhibits

     The following Exhibits are hereby furnished as part of this Current Report on Form 8-K:

     Exhibit 99 - News Release dated January 28, 2005 regarding the Registrant's closing of an agreement to purchase and develop natural gas assets from J-W Operating Company.



                     SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            BERRY PETROLEUM COMPANY



                            By     /s/ Kenneth A. Olson
                            Name:      Kenneth A. Olson
                            Title:     Corporate Secretary


     January 28, 2005



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